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Exhibit 10.6

IP LICENSE AGREEMENT

between:

SPECIALTYSEMI, INC.,
a Delaware corporation;

and

CONEXANT SYSTEMS, INC.,
a Delaware corporation

Dated as of March 12, 2002

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

IP LICENSE AGREEMENT

        THIS IP LICENSE AGREEMENT (this "Agreement") is entered into as of March 12, 2002 (the "Effective Date") by and between Conexant Systems, Inc., a Delaware corporation ("Conexant"), and Specialtysemi, Inc., a Delaware corporation (the "Company").

RECITALS

        A.    As contemplated by the Asset Contribution Agreement by and between Conexant, the Company, and Carlyle Capital Investors, L.L.C. dated February 23, 2002 (the "Contribution Agreement"), the Company has been formed to operate a semiconductor wafer fabrication facility currently located in Newport Beach, California, and to carry out the business of providing semiconductor wafer fabrication and related services to Conexant and third parties.

        B.    The Parties desire that Conexant license certain intellectual property and technology to the Company for use by the Company in conducting this business, as set forth in this Agreement.

        NOW, THEREFORE, the Parties, intending to be legally bound, agree as follows:

AGREEMENT

1.    DEFINITIONS.    Capitalized terms not expressly defined elsewhere in this Agreement have the following meanings:

        1.1   "Affiliate" of a Party means any entity that at any time during the term of this Agreement controls, is controlled by, or is under common control with such Party, where control means direct or indirect ownership of fifty percent (50%) or more of the outstanding voting stock or other equity interests ordinarily having voting rights.

        1.2   "Company Facilities" means all current and future semiconductor fabrication facilities owned or operated by the Company or any current or future Affiliate of the Company.

        1.3   "Conexant Spin-off" means any entity that is a successor of any portion of the business of Conexant resulting from a spin-off, sale, or divestiture of such business, regardless of whether Conexant retains an equity or ownership interest in such entity. Without limiting the foregoing, the Parties agree and acknowledge that Mindspeed Technologies and Conexant's wireless business (which is referred to within Conexant as "LeaderCo") are, or upon the date of divestiture will be, Conexant Spin-offs.

        1.4   "Customer" means a third party that engages the Company to fabricate semiconductor wafers or devices for purchase by such third party. For purposes of this Agreement, notwithstanding the foregoing, [...***...] shall not be considered Customers.

        1.5   "Design Kits" has the meaning given to such term in the Contribution Agreement.

        1.6   "Intellectual Property Rights" means any and all worldwide (a) rights associated with works of authorship, including copyrights, moral rights, and mask works; (b) trade secret rights; (c) patents and patent rights; (d) other proprietary rights in know-how, inventions, ideas, algorithms, formulae, methods, processes, techniques, proprietary information, software, semiconductor devices, and other types of technology; and (e) all registrations, applications, renewals, extensions, combinations, divisions, or reissues of the foregoing. As used in this Agreement, however, the term "Intellectual Property Rights" does not include trademark, trade name, or similar rights.

        1.7   "Lemelson Agreement" means the Automotive Supplier Agreement between Rockwell International Corporation and the Lemelson Medical, Education and Research Foundation dated December 31, 1998.

        1.8   "Lemelson Licensed Field" means semiconductor products, services rendered in connection therewith, and scientific research or development relating thereto.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

        1.9   "Lemelson Licensed Patents" means all patents licensed to Conexant in the Lemelson Agreement.

        1.10 "Licensed Materials" means any and all documents, information, know-how, and materials related to the Process Technology, the ownership of which is not being (or has not been) assigned to the Company pursuant to the Contribution Agreement.

        1.11 "Licensed Patents" means the patents listed on Exhibit A, any and all patents issuing from the patent applications listed on Exhibit A, and all continuations, continuations-in-part, counterparts (U.S. and foreign), divisionals, re-examinations, and reissues of such patents and patent applications.

        1.12 "Party" means either Conexant or the Company, as the context requires, and "Parties"means Conexant and the Company collectively.

        1.13 "Process Technology" has the meaning given to such term in the Contribution Agreement.

        1.14 "Product Technology" has the meaning given to such term in the Contribution Agreement.

        1.15 "Rockwell Agreement" means the Distribution Agreement between Conexant and Rockwell International Corporation dated December 31, 1998.

        1.16 "Secondary Source" means a foundry engaged by a Customer to supply the "overflow" quantity of semiconductor wafers or devices when the Company, due to capacity limitations, can only partially supply the Customer's needs for such semiconductor wafers or devices. In order for a foundry to be considered a Customer's Secondary Source for a given semiconductor wafer or device, the Company must also be supplying the Customer with such semiconductor wafer or device.

        1.17 "Wafer Fabrication Operations" has the meaning given to such term in the Contribution Agreement.

2.    PATENT LICENSE

        2.1    License Grant.    Subject to the limitations expressly stated in this Agreement, Conexant hereby grants to the Company a non-exclusive, worldwide, irrevocable, royalty-free and fully-paid license under the Licensed Patents to use the Process Technology (and perform the associated methods and processes) at the Company Facilities in order to make, offer to sell, and sell semiconductor wafers and devices. This license will remain in effect until the expiration of the last Licensed Patent to expire.

        2.2    Assignments and Sublicensing.    Except as provided below and in Section 12.9, the Company may not assign, sublicense, or otherwise transfer any of its rights under the license granted in Section 2.1 without the express, prior written consent of Conexant, which Conexant may grant or deny in its discretion (it being understood that implied sublicenses arising under the "exhaustion" or "first sale" doctrine or similar legal principles are still allowed). The Company may grant sublicenses under the license granted in Section 2.1 to Affiliates of the Company and in connection with the sale of all or any part of any business, business unit, division, or operation of the Company. Before granting any such sublicense, the Company will ensure that the sublicensee has signed a binding written agreement containing, at a minimum, the terms set forth in Exhibit B, and at Conexant's request, the Company will provide a copy of each such sublicense agreement. The Company may sublicense the rights granted in Section 2.1 to a third party for the purpose of enabling such third party to be a Secondary Source only with Conexant's express, prior written consent, which Conexant may grant or deny in its discretion.

3.    PROCESS TECHNOLOGY MATERIALS LICENSE

        3.1    License Grant.    Subject to the limitations expressly stated in this Agreement, Conexant hereby grants to the Company a non-exclusive, worldwide, perpetual, irrevocable, royalty-free and fully-paid license, under all of Conexant's applicable Intellectual Property Rights (other than patent rights), to use the Licensed Materials (and, as necessary, to reproduce, modify, and create derivative works of the documents, software, and other copyrighted materials included in the Licensed Materials) at the Company Facilities in order to use and improve the Process Technology to develop, improve, make, offer to sell, and sell semiconductor wafers and devices.

        3.2    Assignments and Sublicensing.    Except as provided below and in Section 12.9, the Company may not assign, sublicense, or otherwise transfer any of its rights under the license granted in Section 3.1 without the express, prior written consent of Conexant, which Conexant may grant or deny in its discretion (it being understood that implied sublicenses arising under the "exhaustion" or "first sale" doctrine or similar legal principles are still allowed). The Company may grant sublicenses under the license granted in Section 3.1 to Affiliates of the Company and in connection with the sale of all or any part of any business, business unit, division, or operation of the Company. Before granting any such sublicense, the Company will ensure that the sublicensee has signed a binding written agreement containing, at a minimum, the terms set forth in Exhibit B, and at Conexant's request, the Company will provide a copy of each such sublicense agreement. The Company may sublicense the rights granted in Section 3.1 to a third party for the purpose of enabling such third party to be a Secondary Source only with Conexant's express, prior written consent, which Conexant may grant or deny in its discretion.

4.    DESIGN KITS LICENSE

        4.1    License Grant.    Subject to the limitations expressly stated in this Agreement, Conexant hereby grants to the Company a non-exclusive, worldwide, perpetual, irrevocable, royalty-free and fully-paid license, under all of Conexant's applicable Intellectual Property Rights (other than patent rights), to (a) internally use, reproduce, modify, and create derivative works of the Design Kits for the sole purpose of providing design services to the Company's customers (provided that in doing so, the Company does not use any proprietary or confidential documents, information, or materials furnished to the Company by Conexant or a Conexant Spin-off under separate agreements concerning the manufacturing of products by the Company for Conexant or a Conexant Spin-off or the provision of fabrication, testing, assembly, packaging, or similar services by the Company for Conexant or a Conexant Spin-off); (b) distribute Design Kits to Customers and prospective Customers; and (c) grant to Customers and prospective Customers the right to use such Design Kits for the sole purpose of designing semiconductor wafers and devices that are to be fabricated either by the Company (as the primary source), or by any Secondary Sources. Except as expressly set forth in the foregoing sentence, Company will not distribute, sublicense, or otherwise grant to any third party any rights with respect to the Design Kits.

        4.2    Assignments and Sublicensing.    Except as expressly provided in Section 4.1 or in Section 12.9, the Company may not assign, sublicense, or otherwise transfer any of its rights under the license granted in Section 4.1 without the express, prior written consent of Conexant, which Conexant may grant or deny in its discretion. The Company may grant sublicenses under the license granted in Section 4.1 to Affiliates of the Company and in connection with the sale of all or any part of any business, business unit, division, or operation of the Company. Before granting any such sublicense, the Company will ensure that the sublicensee has signed a binding written agreement containing, at a minimum, the terms set forth in Exhibit B, and at Conexant's request, the Company will provide a copy of each such sublicense agreement. Any purported assignment or sublicense in violation of the foregoing will be null and void.

        4.3    Third Party Software Licenses.    The Company understands and acknowledges that licenses to certain third-party software included in the Design Kits are necessary in order to use the Design Kits, and that Conexant is not purporting to assign or sublicense any rights to such third-party software. The Company agrees that it is responsible for obtaining all such third-party software licenses at its own expense and that it will obtain all such third-party software licenses.

5.    ROCKWELL SUBLICENSE

        5.1    Sublicense Grant.    Subject to the limitations expressly stated in this Agreement and any applicable limitations in the Rockwell Agreement, Conexant hereby grants to the Company a non-exclusive, worldwide, perpetual, irrevocable, royalty-free and fully-paid sublicense, under all Intellectual Property Rights licensed to Conexant under section 3.11(a) of the Rockwell Agreement that are related to the Wafer Fabrication Operations, to make, have made, use, import, sell, or otherwise dispose of products or to practice any process in connection therewith. The sublicense granted in this Section 5.1 will remain in effect until the termination or expiration of the license granted to Conexant in section 3.11(a) of the Rockwell Agreement.

        5.2    Assignments and Sublicensing.    The Company may assign and sublicense its rights under the sublicense granted in Section 5.1 to the maximum extent allowed under the terms of the Rockwell Agreement.

6.    LEMELSON SUBLICENSE

        6.1    Sublicense Grant.    Subject to all applicable limitations in the Lemelson Agreement, Conexant hereby grants to the Company a non-exclusive, worldwide, irrevocable, royalty-free and fully-paid sublicense, under the Lemelson Licensed Patents:

          (i)    to practice any and all inventions claimed therein either in support of or directly in the manufacture (including repair and maintenance) of products or providing services in the Lemelson Licensed Field and only in the Lemelson Licensed Field;

          (ii)   to make, have made, use, sell, and lease any and all products, apparatus, methods, and services in and only in the Lemelson Licensed Field;

          (iii) to import into and export from any country of the world, all products and apparatus in and only in the Lemelson Licensed Field embodying the inventions of the Lemelson Licensed Patents; and

          (iv)  to use any and all methods and processes described and claimed therein for any and all licensed purpose,

in each case to the maximum extent allowed under the terms of the Lemelson Agreement.

        6.2    Assignments and Sublicensing.    The Company may assign and sublicense its rights under the sublicense granted in Section 6.1 to the maximum extent allowed under the terms of the Lemelson Agreement.

7.    RESERVATION OF RIGHTS; LIMITATIONS

        7.1    Ownership.    Conexant retains all rights (including ownership rights) in the Licensed Patents, Licensed Materials, and Design Kits not expressly licensed to the Company in this Agreement. Nothing in this Agreement shall be construed, by implication or otherwise, to transfer to the Company title to, or any ownership interest in, the Licensed Patents, Licensed Materials, or Design Kits or any trademarks of Conexant, Conexant Affiliates, or Conexant Spin-offs. Without limiting the generality of the foregoing, nothing in this Agreement shall be construed to grant the Company any license under any Conexant patent or patent application that is not listed on Exhibit A and is not a continuation, continuation-in-part, counterpart, divisional, re-examination, or reissue of any patent or patent application listed on Exhibit A.

        7.2    Product Technology Limitation.    Except as expressly provided in Section 4.1, and notwithstanding anything else to the contrary in this Agreement, the licenses and sublicenses granted to the Company in this Agreement do not include, and nothing in this Agreement shall be construed as granting the Company, any right to incorporate any of Conexant's Product Technology in any semiconductor wafer, device, or other product or to use, reproduce, modify, or distribute any of Conexant's Product Technology in any other way.

8.    CONFIDENTIALITY

        8.1    Confidentiality Obligations.    The Parties acknowledge that any nonpublic information disclosed or provided by one Party to another Party in connection with this Agreement will be subject to the Confidentiality Agreement between the Parties of even date herewith. Furthermore, the Parties agree that the Design Kits and Licensed Materials are Confidential Information (as defined in such Confidentiality Agreement) of Conexant (it being understood that the designation of the Design Kits and Licensed Materials as Confidential Information of Conexant will in no way limit the rights expressly licensed to the Company in this Agreement).

        8.2    Terms of Agreement.    Neither Party will disclose any terms of this Agreement to anyone other than to Affiliates, actual and prospective financing sources, actual and prospective investors, actual and prospective purchasers of all or substantially all of the assets of a Party or any business of such Party, attorneys, accountants, and other professional advisors under a duty of confidentiality (or, in the case of Conexant, to Conexant Spin-offs), except as required by law or pursuant to a mutually agreeable press release or to a third party under a duty of confidentiality in connection with a proposed sale of all or part of such Party's business.

9.    [RESERVED]

10.    DISCLAIMERS

        10.1    General.    CONEXANT MAKES NO WARRANTIES IN THIS AGREEMENT WITH RESPECT TO ANY INTELLECTUAL PROPERTY RIGHTS LICENSED OR SUBLICENSED TO THE COMPANY IN THIS AGREEMENT, AND DISCLAIMS ANY AND ALL EXPRESS OR IMPLIED WARRANTIES (OTHER THAN THE EXPRESS WARRANTIES IN THE CONTRIBUTION AGREEMENT), INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT.

        10.2    Specific.    Without limiting the generality of Section 10.1, nothing in this Agreement shall be construed as giving rise to:

  (a)
  a warranty or representation as to the validity or scope of any Intellectual Property Right licensed to the Company in the Agreement; or

  (b)
  a warranty or representation that any manufacture, sale, or use of any products will not infringe the intellectual property rights of others; or

  (c)
  an agreement to bring suit against third parties for infringement of any patent; or

  (d)
  an obligation to furnish any technical information or know-how to the Company.

        10.3    Clarification.    Nothing in this Section 10 will impair any rights or remedies of either Party under the Contribution Agreement.

11.    LIMITATION OF LIABILITY

        11.1    Consequential Damages.    EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR LOST PROFITS OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR EXEMPLARY DAMAGES ARISING FROM THE SUBJECT MATTER OF THIS AGREEMENT, REGARDLESS OF THE TYPE OF CLAIM AND EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

        11.2    Liability Limit.    EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, IN NO EVENT WILL EITHER PARTY'S AGGREGATE, CUMULATIVE LIABILITY TO THE OTHER PARTY ARISING FROM OR RELATING TO THIS AGREEMENT, INCLUDING ANY APPLICABLE PENALTIES, [...***...]. THIS LIMITATION OF LIABILITY IS CUMULATIVE WITH ALL PAYMENTS BEING AGGREGATED TO DETERMINE SATISFACTION OF THE LIMIT. THE EXISTENCE OF ONE OR MORE CLAIMS OR SUITS WILL NOT ENLARGE THE LIMIT.

        11.3    Exceptions.    SECTIONS 11.1 AND 11.2 WILL NOT APPLY TO ANY BREACH OF SECTIONS 2.2, 3.2, 4.2, OR 7.2. NOTHING IN THIS SECTION 11 SHALL BE CONSTRUED AS LIMITING EITHER PARTY'S RIGHTS OR REMEDIES UNDER THE CONTRIBUTION AGREEMENT.

12.    GENERAL

        12.1    Agency.    Under this Agreement (i) each Party will be deemed to be an independent contractor and not an agent, joint venturer, or representative of the other Party; (ii) neither Party may create any obligations or responsibilities on behalf of or in the name of the other Party; and (iii) neither Party will hold itself out to be a partner, employee, franchisee, representative, servant, or agent of the other Party.

        12.2    Governing Law; Venue and Jurisdiction.    This Agreement will be governed by, subject to, and construed in accordance with the internal laws of the State of Delaware, as such laws apply to contracts between Delaware residents performed entirely within Delaware. The Parties agree that the United Nations Convention on Contracts for the International Sale of Goods will not apply to this Agreement.

        12.3    Dispute Resolution.    The Parties will act in good faith and use commercially reasonable efforts to promptly resolve any claim, dispute, controversy or disagreement arising out of or relating to or in connection with this Agreement or the breach, termination or validity hereof (each a "Dispute") between the Parties under or related to this Agreement or any of the transactions contemplated hereby.

        (a)   Upon the written request (a "Request") of a Party, the other Party shall commence good faith negotiations with the goal of resolving the Dispute on a mutually satisfactory basis. If the Dispute has not been resolved to the satisfaction of the Parties within [...***...] after the date on which the Request is delivered, the Dispute shall immediately be referred to senior officers of each Party. The senior officers of each Party (e.g., chief executive officer and/or chief executive officer of international business) shall meet immediately, and in no case later than [...***...] after the date on which the Request is delivered, for a minimum of [...***...] with a mutually selected mediator and attempt in good faith to negotiate a resolution of the Dispute. If the Parties are unable to resolve the Dispute within [...***...] after the date on which the Request is delivered, then any relevant Party may submit the Dispute to arbitration as the exclusive means of resolving it in accordance with the procedures set forth in this Section 12.3.

        (b)   Except as otherwise specified in this Section 12.3, any Dispute not resolved through the procedure set forth above shall be finally settled by arbitration in accordance with the International Rules and Procedures of the American Arbitration Association (the "Arbitration Rules"), which are deemed to be incorporated by reference herein except as otherwise modified herein.

        (c)   The arbitration situs shall be Wilmington, Delaware, and the laws of the State of Delaware shall be applied.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

        (d)   In the event of arbitration, there shall be one arbitrator who shall be jointly nominated by the Parties. If the Parties fail to so nominate the arbitrator within [...***...] from the date on which the Dispute is submitted to arbitration pursuant to this Section 12.3, at the request of any Party, the arbitrator shall be appointed in accordance with the Arbitration Rules.

        (e)   The arbitration hearing shall commence no later than [...***...] following the appointment of the sole arbitrator, and the final award shall be rendered no later than [...***...] following the close of the hearing.

        (f)    Consistent with the expedited nature of arbitration, each Party will, upon the written request of the other Party, provide the other with copies of documents relevant to the issue raised by any claim or counterclaim. Other discovery may be ordered by the arbitrator to the extent the arbitrator deems additional discovery relevant and appropriate, and any dispute regarding discovery, relevance or scope thereof, shall be determined by the arbitrator, which determination shall be conclusive.

        (g)   By agreeing to arbitration, the Parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment, injunctive or other equitable relief or an order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies in aid of arbitration as may be available under the jurisdiction of a national court, the arbitral tribunal shall have full authority to grant provisional remedies and to award damages for the failure of any party to respect the arbitral tribunal's orders to that effect.

        (h)   The award shall be final and binding upon the Parties, and shall be the sole and exclusive remedy between the Parties regarding any claims, counterclaims, issues, or accounting presented to the arbitral tribunal in connection with the Dispute. Judgment upon any award may be entered in any court having competent jurisdiction thereof.

        (i)    The costs of the arbitration shall be borne as determined in accordance with the Arbitration Rules; provided, however, that to the extent a Party is non-prevailing or unsuccessful on a claim in an arbitration proceeding under this Section 12.3 as determined by the arbitrator, that Party shall pay the prevailing or successful Party's costs and expenses incurred in connection with the arbitration of that Dispute, including attorneys' fees and arbitration expenses, whether or not such Dispute is prosecuted to award or judgment.

        (j)    Subject to the receipt of any applicable governmental approval, any monetary award shall be made and promptly payable in U.S. dollars, if due in U.S. dollars, free of any deduction or offset, and the arbitral tribunal shall be authorized in its discretion to grant pre-award and post-award interest at commercial rates. The arbitral tribunal shall have the authority to award any remedy or relief proposed by the claimants or respondents pursuant to this Agreement, including without limitation, a declaratory judgment, specific performance of any obligation created under this Agreement or the issuance of an injunction.

        (k)   Notwithstanding anything to the contrary in this Section 12.3, either Party may seek injunctive relief in any court of competent jurisdiction as it deems necessary to protect its Intellectual Property Rights.

        12.4    Sublicenses.    The Company agrees that will not exceed the scope of the sublicenses granted to it in this Agreement.

        12.5    Export Laws.    The Company agrees that it will not, in the course of exercising the rights licensed or sublicensed to it in this Agreement, export or reexport, resell, ship, or divert or cause to be exported or reexported, resold, shipped, or diverted directly or indirectly any software, documentation, or technical data incorporating any software to any country for which the government (or any agency thereof) of the United States, or any foreign sovereign government with competent jurisdiction requires an export license or other governmental approval without first obtaining such license or approval.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

        12.6    Bankruptcy.    The Parties acknowledge and agree that this Agreement is a contract under which the Company is a licensee of a right to intellectual property as provided in Section 365(n) of Title 11, United States Code.

        12.7    Amendment; Later Agreement.    This Agreement may not be amended, modified, or supplemented by the Parties in any manner, except by an instrument in writing signed by Conexant and Company and specifically reciting that it amends this Agreement. No purchase order or acknowledgement will amend this Agreement. All matters designated herein as subject to agreement of the Parties must be agreed upon in a writing signed by authorized representatives of both Parties for such agreement to be effective.

        12.8    Notices.    Any notice, consent, approval, or other communication intended to have legal effect to be given under this Agreement must be in writing and will be delivered (as elected by the Party giving such notice): (i) personally; (ii) by postage prepaid registered or certified airmail, return receipt requested; (iii) by express courier service; or (iv) by facsimile with a confirmation copy deposited prepaid with an express courier service. Unless otherwise provided herein, all notices will be deemed to have been duly given on: (y) the date of receipt (or if delivery is refused, the date of such refusal) if delivered personally, by mail, or by express courier; or (z) one (1) business day after receipt by telecopy if the telecopy was accompanied by the mailing of the notice via mail or courier service. Each Party may change its address for purposes hereof on not less than three (3) days' prior notice to the other Party. Notice hereunder will be sent to the following addresses (with a copy to the legal department):

If to Conexant, to:	If to the Company, to:
Conexant Systems, Inc. 4311 Jamboree Road Newport Beach, CA 92660 Attn: General Counsel Facsimile: (949) 483-9576	Carlyle Capital Investors, L.L.C. c/o The Carlyle Group 101 S. Tryon Street, 25th Floor Charlotte, N.C., 28280 Attn: Claudius E. Watts, IV Facsimile: (704) 632-0299
with a copy to:	with a copy to:
Cooley Godward LLP 4401 Eastgate Mall San Diego, CA 92121 Attn: Carl R. Sanchez, Esq. Facsimile: (858) 550-6420	Latham & Watkins 555 11th Street N.W., Ste 1000 Washington, D.C., 20004-1304 Attn: Raymond B. Grochowski, Esq. Facsimile: (202) 637-2201

        12.9    Assignment.    Except as otherwise expressly provided in this Agreement, neither Party shall assign or transfer this Agreement or all or any part of its rights or obligations hereunder, by operation of law or otherwise, without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may assign this Agreement, in whole or in part, without the consent of the other Party: to (i) any Affiliate; (ii) a successor in the event of a merger or acquisition of all or substantially all of the assets of such Party; or (iii) a successor of any portion of the business of a Party resulting from a divestiture of such business; provided that such assignee shall agree in writing to be bound by the terms and conditions contained herein. In addition to the foregoing, each Party may assign all of its rights to any person providing financing to such Party as collateral security for such financing, provided that no such assignment shall relieve such Party from any of its obligations hereunder and such assignee shall agree in writing to be bound by the terms and conditions contained herein. In no event, however, may either Party assign any intellectual property licenses or rights granted in this Agreement to a bankruptcy trustee or in connection with bankruptcy or insolvency proceedings, and each Party agrees that it will not assign any rights under this Agreement to its Affiliates, or grant sublicenses to its

Affiliates, as part of a sham transaction intended to circumvent the general prohibition on assigning rights or granting sublicenses to third parties. Any unauthorized assignment or transfer shall be null and void. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns.

        12.10    Waiver.    If a Party fails to insist on performance of any of the terms and conditions of this Agreement, or fails to exercise any of its rights or privileges under this Agreement, such failure will not constitute a waiver of such terms, conditions, rights, or privileges.

        12.11    Severability.    If the application of any provision or provisions of this Agreement to any particular facts or circumstances is held to be invalid or unenforceable by any court of competent jurisdiction, then: (i) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement will not in any way be affected or impaired thereby; and (ii) such provision or provisions will be reformed without further action by the Parties and only to the extent necessary to make such provision or provisions valid and enforceable when applied to such particular facts and circumstances.

        12.12    Counterparts and Facsimile.    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and such counterparts together will constitute one and the same instrument. The Parties intend that each Party will receive a duplicate original of the counterpart copy or copies executed by it. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, will be deemed to be an original.

        12.13    Rules of Construction.    As used in this Agreement, all terms used in the singular will be deemed to include the plural, and vice versa, as the context may require. The words "hereof," "herein," and "hereunder" refer to this Agreement as a whole, including the attached exhibits, as the same may from time to time be amended or supplemented, and not to any subdivision in this Agreement. When used in this Agreement, unless otherwise expressly stated, "including" means "including, without limitation" and "discretion" means sole discretion. Unless otherwise expressly stated, when a Party's approval or consent is required under this Agreement, such Party may grant or withhold its approval or consent in its discretion. References to "Section" or "Exhibit" will be to the applicable section or exhibit of this Agreement. Descriptive headings are inserted for convenience only and will not be utilized in interpreting this Agreement. This Agreement has been negotiated by the Parties and reviewed by their respective counsel and will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either Party.

        12.14    Entire Agreement.    As to the subject matter hereof: (i) this Agreement, including its exhibits, sets forth the entire agreement between Conexant and Company; (ii) no promise, inducement, understanding, or agreement not expressly contained herein has been made; and (iii) this Agreement merges and supersedes any and all previous agreements, understandings, and negotiations between the Parties. The foregoing shall not be construed to amend or in any way modify the Contribution Agreement or the rights and remedies of the parties thereto.

        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date by the undersigned duly authorized representatives of each Party.

CONEXANT SYSTEMS, INC.		SPECIALTYSEMI, INC.
By:	/s/ DWIGHT DECKER	By:	/s/ CLAUDIUS E. WATTS IV

Name:	Dwight Decker	Name:	Claudius E. Watts IV

Title:	Chief Executive Officer	Title:	President

EXHIBIT A

LICENSED PATENTS

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

EXHIBIT B

MINIMUM TERMS

A.    When the sublicensee is a Company Affiliate or a purchaser of all or any part of any Company business, business unit, division, or operation:

1.
The sublicensee may use the Process Technology, Design Kits, and Licensed Materials subject to the sublicense only at Company Facilities (in the case of sublicenses to Company Affiliates) or facilities owned or operated by the purchaser or its Affiliates (in the case of sublicenses to a purchaser of all or any part of any Company business unit, division, or operation).

2.
The sublicensee may grant further sublicenses with respect to the Process Technology, Design Kits, and Licensed Materials only to its Affiliates and in connection with the sale of all or any part of any of its business units, divisions, or operations. Before granting any such sublicense, the sublicensee must ensure that the sub-sublicensee has signed a binding written agreement containing, at a minimum, the terms set forth in part A of this Exhibit B. At the request of the Company or Conexant, the sublicensee will provide a copy of each such sublicense agreement.

3.
The sublicensee may not disclose, provide, or otherwise make the Licensed Materials or Design Kits (or any portion thereof that has not become generally available to the public through no fault of the sublicensee, that was not provided to the sublicensee by a third party free of any confidentiality duties or obligations, or that the sublicensee can prove was independently developed by employees or contractors of the sublicensee without reference to the Licensed Materials or Design Kits) available to any third party (except that the sublicensee may distribute the Design Kits to Customers and prospective Customers to the same extent, and subject to the same conditions and limitations, as the Company can distribute the Design Kits to Customers under Section 4).

4.
The sublicensee must limit access to the Licensed Materials and Design Kits to those of its employees who have a need to know, who have confidentiality obligations no less restrictive than those set forth herein, and who have been informed of the confidential nature of Licensed Materials and Design Kits.

5.
The sublicensee must protect the Licensed Materials and Design Kits from unauthorized use, access, or disclosure in the same manner as it protects its own Confidential Information of a similar nature, and in no event with less than reasonable care.

6.
When the sublicensee no longer has a valid license to use the Licensed Materials or Design Kits (or any portion thereof), the sublicensee must return to the Company or destroy (or in the case of electronic files permanently erase) all software, information, data, documents, and materials included in the Licensed Materials or Design Kits (or such portion thereof), except that the sublicensee may retain one archival copy solely for evidentiary purposes.

7.
The sublicensee must comply with the limitations on the use, distribution, and sublicensing of the Design Kits set forth in Section 4 of this Agreement.

B.    When the sublicensee is a Customer or Prospective Customer (only for sublicenses to the Design Kits):

1.
The Customer's or Prospective Customer's use of the Design Kits is limited designing semiconductor wafers and devices that are to be fabricated either by the Company (as the primary source), or by any Secondary Sources.

2.
The Customer or Prospective Customer is not allowed to distribute or sublicense use of the Design Kits to any third party.

3.
The Customer or Prospective Customer is allowed to reproduce the software, information, data, documents, and materials included in the Design Kits only to the extent reasonably necessary to use the Design Kits in accordance with paragraph #1 and to manufacture (or have manufactured), market, distribute, and sell the products designed by the Customer or Prospective Customer with the Design Kits.

4.
The Customer or Prospective Customer may not disclose, provide, or otherwise make the Design Kits (or any portion thereof that has not become generally available to the public through no fault of the Customer or Prospective Customer, that was not provided to the Customer or Prospective Customer by a third party free of any confidentiality duties or obligations, or that the Customer or Prospective Customer can prove was independently developed by employees or contractors of the Customer or Prospective Customer without reference to the Design Kits) available to any third party.

5.
The Customer or Prospective Customer must limit access to the Design Kits to those of its employees who have a need to know, who have confidentiality obligations no less restrictive than those set forth herein, and who have been informed of the confidential nature of Design Kits.

6.
The Customer or Prospective Customer must protect the Design Kits from unauthorized use, access, or disclosure in the same manner as it protects its own Confidential Information of a similar nature, and in no event with less than reasonable care.

7.
When the Customer or Prospective Customer no longer has a valid license to use the Design Kits (or any portion thereof), the Customer or Prospective Customer must return to the Company or destroy (or in the case of electronic files permanently erase) all software, information, data, documents, and materials included in the Design Kits (or such portion thereof), except that the Customer or Prospective Customer may retain one archival copy solely for evidentiary purposes.

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  Exhibit 10.6
IP LICENSE AGREEMENT